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Exhibit 10.45

ELEVENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

        THIS ELEVENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 24, 2005 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders").

W I T N E S S E T H

        WHEREAS, Borrowers have previously notified Agent and Lenders that Innovations intends to enter into an exploitation, research and development arrangement with ITI Scotland Limited ("ITI"), a Scottish entity indirectly funded by the Scottish government, whereby ITI will provide significant funding and Innovations, through Stirling Medical Innovations Limited, its wholly-owned Scottish subsidiary ("Scottish Newco"), will commit to develop and commercialize intellectual property (the "Development Arrangement");

        WHEREAS, in connection with the Development Arrangement, Innovations and Scottish Newco will enter into (a) a Research and Development Agreement with ITI, and (b) an Exploitation Agreement with ITI, in the forms attached hereto as Exhibit A (collectively, the "Scottish Agreements");

        WHEREAS, Agent and Requisite Lenders previously consented to the formation of Scottish Newco;

        WHEREAS, Borrowers are requesting Agent and Requisite Lenders consent to the commencement of operations by Scottish Newco in accordance with the terms of the Scottish Agreements through the execution and delivery of the Scottish Agreements by Scottish Newco and performance of its obligations thereunder; and

        WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

        NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein (including in the Recitals) shall have the meanings ascribed to them in the Credit Agreement.

        2.    Scottish Newco.    Notwithstanding anything to the contrary contained in the Tenth Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of January 31, 2005, as of the Effective Date (as hereinafter defined), Agent and Requisite Lenders hereby (A) agree that the Credit Parties shall be permitted to loan, transfer and otherwise make available to Scottish Newco funds and/or assets to the extent contemplated by the Scottish Agreements; provided such loan or transfer would be permitted under the Credit Agreement if Scottish Newco were a Credit Party thereunder and (B) Scottish Newco shall be permitted to own assets and conduct business to the extent contemplated by the Scottish Agreements; providedsuch actions would be permitted by the Credit Agreement if Scottish Newco were a Credit Party thereunder; provided further that the consents and agreements of Agent and Requisite Lenders set forth above are expressly conditioned on the satisfaction of all of the following conditions in Agent's reasonable discretion, and the Borrowers and the other Credit Parties hereby covenant and agree, within sixty (60) days following the date hereof or such other period as may be specified below, as follows:

          (a)    Joinder.    Borrowers shall deliver a joinder agreement, in form and substance satisfactory to Agent, duly executed by Scottish Newco pursuant to which, inter alia, Scottish Newco joins the Credit Agreement and the other Loan Documents as a European Credit Party.

          (b)    Guaranty.    Borrowers shall deliver a guaranty, in form and substance satisfactory to Agent, duly executed by Scottish Newco, pursuant to which Scottish Newco agrees to guaranty the Obligations of the European Credit Parties under the Loan Documents.

          (c)    Security Interest and Code Filings.

              (i)  Scottish Newco shall have granted a valid first priority perfected security interest (subject to Permitted Encumbrances) in all of its assets to secure the Obligations of the European Credit Parties and shall have executed all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

             (ii)  Scottish Newco shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Scottish Newco as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Scottish Newco.

            (iii)  Within ninety (90) days of the date hereof or such longer period as Agent shall consent to in its sole discretion, Scottish Newco shall provide Control Letters from (A) all issuers of uncertificated securities and financial assets held by Scottish Newco, (B) all securities intermediaries with respect to all securities accounts and securities entitlements of Scottish Newco, and (C) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Scottish Newco.

          (d)    Waivers.    To the extent requested by Agent in its sole discretion, within ninety (90) days of the date of such request or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in respect of Scottish Newco.

          (e)    Pledge Amendment.    Agent shall have received a pledge amendment to that certain Pledge Agreement, dated as of November 14, 2002, by and among Swissco and Agent (as amended, the "Swiss Pledge Agreement"), in form and substance satisfactory to Agent, duly executed by an authorized officer of Swissco, pursuant to which Swissco pledges one hundred percent (100%) of the issued and outstanding Stock of Scottish Newco (the "Scottish Newco Stock") to Agent, together with all collateral and ancillary documentation required by the Swiss Pledge Agreement, including, without limitation, original certificates representing the Scottish Newco Stock pledged by Swissco.

          (f)    Cash Management.    Within ninety (90) days of the date hereof or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Scottish Newco and each bank where Scottish Newco has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

          (g)    Schedules.    Agent shall have received updated Schedules to the Credit Agreement and such other Loan Documents as may be required in connection with the joinder of Scottish Newco, to reflect the joinder of Scottish Newco to such agreements, in form and substance satisfactory to Agent.

          (h)    Organizational Documents and Good Standing.    Agent shall have received a copy of Scottish Newco's (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

          (i)    Bylaws and Resolutions.    Agent shall have received a copy of (i) Scottish Newco's bylaws (or foreign equivalent thereof) and all amendments thereto, and (ii) resolutions of Scottish Newco's board of directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which Scottish Newco is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of Scottish Newco as being in full force and effect without any modification or amendment as of the Effective Date.

          (j)    Incumbency.    Agent shall have received a signature and incumbency certificate of the officers of Scottish Newco, certified by an officer of Scottish Newco as being true, accurate, correct and complete in all respects.

          (k)    Scottish Agreements.    On or before the loan or transfer of any funds to Scottish Newco of the commencement by Scottish Newco of any activities, Agent shall have received executed copies of the Scottish Agreements, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of Scottish Newco to be true and complete and in full force and effect as of the Effective Date.

          (l)    Opinion of Counsel.    Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Scottish Newco, and (ii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

          (m)    Appointment of Agent for Service of Process.    Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for Scottish Newco.

        The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 2 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement. At such time as the conditions set forth in (a) through (m) above shall have been satisfied, Scottish Newco shall constitute a European Credit Party and shall not be subject to any restrictions other than those applicable to European Credit Parties or Credit Parties and set forth in the Credit Agreement or in the other Loan Documents.

        3.    Amendments to Credit Agreement.    Immediately following satisfaction of each of the conditions set forth in Section 2 hereof, Annex A to the Credit Agreement shall be amended by deleting the definition of "Excluded European Subsidiary" and replacing it with the following:

  "Excluded European Subsidiary" means (a) Unipath BV, an entity organized under the laws of The Netherlands; (b) Unipath Management Limited, a company organized under the laws of England and Wales; (c) Unipath Scandinavia AB, an entity organized under the laws of Sweden; (d) Inverness Medical Benelux Bvab, an entity organized under the laws of Belgium; (e) Orgenics and each of the subsidiaries of Orgenics; (f) Inverness Medical Australia Pty Ltd.; and (g) Inverness Medical (Shanghai) Co., Ltd."

        4.    Representations and Warranties.    To induce Agent and Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"): (i) are within such Person's corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto) be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        5.    No Other Amendments/Waivers.    Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        6.    Affirmation of Obligations.    Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

        7.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of February 24, 2005 (a) the outstanding balance of the European Revolving Loan is $11,000,000 and (b) the outstanding balance of the US Revolving Loan is $20,000,000. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        8.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        9.    Effectiveness.    Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of February 24, 2005 (the "Effective Date"):

          (a)    Amendment.    Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Lenders, and each of the Credit Parties.

          (b)    Payment of Fees and Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

        10.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        11.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS
WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ KEITH KENNEDY Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender
By:	/s/ LUIS VIERA Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ EDWARD CRIPPS Duly Authorized Signatory
By:	/s/ JOSELIN FERNANDES Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
INVERNESS MEDICAL INVESTMENTS, LLC
INVERNESS MEDICAL CANADA INC.
INNOVATIONS RESEARCH LLC
ADVANTAGE DIAGNOSTICS CORPORATION IVC INDUSTRIES, INC.
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND GMBH
INVERNESS MEDICAL GERMANY GMBH
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH
SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
VIVA DIAGNOSTIKA—DIAGNOSTISCHE PRODUKTE—GMBH
DMD, DIENSTLEISTUNGEN & VERTRIEB FUR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL EURASIA LIMITED
INVERNESS MEDICAL FRANCE S.A.S.
By:	/s/ PAUL T. HEMPEL
Name: Paul T. Hempel Title: Duly Authorized Signatory

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ELEVENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT